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                                 EXHIBIT 10.3

        10.3 Employment Agreement, dated April 17, 1999 by and between Mirage Holdings, Inc. and Najeeb U. Ghauri

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                             EMPLOYMENT AGREEMENT


      THIS EMPLOYMENT AGREEMENT ("Agreement") is made, entered into, and effective as of April 17, 1999 (the "Effective Date"), by and between Mirage Holdings, Inc., a Nevada corporation ("Company"), and Najeeb Ghauri, an individual ("Employee").

                                    RECITALS

      A. Company is engaged in the technology industry and maintains an office in Santa Monica, California.

      B. Company desires to have an employment agreement with Employee for the position set forth in SCHEDULE A subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto hereby agree as follows:

                                    AGREEMENT

1. TERM AND DUTIES. Company hereby employs Employee in the position set out on SCHEDULE A to this Agreement, and Employee agrees to fulfil the duties and responsibilities as the Chief Executive Officer, President and interim Chief Financial Officer of the Company, subject to changes consistent with the usual duties and responsibilities of that position as may be reasonably prescribed by the Board of Directors of the Company (the "Board") from time to time. Employee shall devote such time and attention to the business of Company as shall be required to perform the required services and duties. Employee at all times during the employment term shall strictly adhere to and obey all policies, rules and regulations established from time to time governing the conduct of employees of Company.

2.    DUTIES OF EMPLOYEE.

      2.1 Employee agrees to perform Employee's services efficiently and to the best of Employee's ability. Employee agrees throughout the term of this Agreement to devote his time, energy and skill to the business of the Company and to the promotion of the best interests of the Company.

      2.2 Employee agrees that he shall not at any time, either during or subsequent to his employment term, unless expressly consented to in writing by Company, either directly or indirectly use or disclose to any person or entity any confidential information of any kind, nature or description concerning any matters affecting or relating to the business of Company, including, but not limited to, information concerning the customers of Company, Company's marketing methods, compensation paid to employees, independent contractors or suppliers

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and other terms of their employment or contractual relationships, financial and business records, know-how, or any other information concerning the business of Company, its manner of operations, or other data of any kind, nature or description. Employee agrees that the above information and items are important, material and confidential trade secrets and these affect the successful conduct of Company's business and its goodwill. This non-disclosure obligation does not apply to any information which is presently in the public domain, or any information that subsequently becomes part of the public domain through no fault of Employee.

      2.3 Employee will not, during his employment with the Company, engage in any business, enterprise or activity that is contrary to or detracts from the business of the Company or the proper fulfilment of his duties and responsibilities to the Company.

      2.4 Employee will comply with all the restrictions set forth below at all times during his employment and for a period of eighteen months after the termination of his employment:

                  a. Employee will not, either individually or in conjunction with any person, as principal, agent, director, officer, employee, investor or in any other manner whatsoever, directly or indirectly engage in or become financially interested in any competitive business within North America, except as a passive investor holding not more than one percent of the publicly traded stock of a corporation in which Employee is not involved in management;

                  b. Employee will not, either directly or indirectly, on its own behalf of on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate to any competitive business, any business or actively sought prospective business of the Company or any customers with whom the Company or any affiliate of the Company has current agreements relating to the business of the Company, or with whom Employee has dealt, or with whom Employee has supervised negotiations or business relations, or about whom Employee has acquired confidential information in the course of Employee's employment;

                  c. Employee will not, either directly or indirectly, on Employee's behalf or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert, or hire away, any independent contractor or any person employed by the Company or any affiliate of the Company or persuade or attempt to persuade any such individual to terminate his or her employment with the Company; and,

                  d. Employee will not directly or indirectly impair or seek to impair the reputation of the Company or any affiliate of the Company, nor any relationship that the Company or any affiliate of the Company has with its employees, customers, suppliers, agents or other parties with which the Company or any other affiliate of the Company does business or has contractual relations;

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                  e. Employee will not receive or accept for its own benefit, either directly or indirectly, any commission, rebate, discount, gratuity or profit from any person having or proposing to have one or more business transactions with the Company or any affiliate of the Company, without the prior approval of the Board, which may be withheld; and,

                  f. Employee will, during the term of this employment with the Company, communicate and channel to the Company all knowledge, business and customer contacts and any other information that could concern or be in any way beneficial to the business of the Company. Any such information communicated to the Company as aforesaid will be and remain the property of the Company notwithstanding any subsequent termination of Employee's employment.

3.    COMPENSATION.

      3.1 Subject to the termination of this Agreement as provided herein, Company shall compensate Employee for his services hereunder at an annual salary set forth in SCHEDULE A, subject to changes by mutual agreement, payable in accordance with the Company's standard salary payment schedule. Payment of Employee's Salary will be subject to income tax source deductions and other deductions required by applicable laws.

      3.2 Employee is also eligible to receive such additional compensation as the Board of Directors of Company determines is proper in recognition of Employee's contributions and services to Company. Such additional compensation shall be paid to Employee on the anniversary date of this Agreement during the Employment Term, and at such other times as may be determined by the Board of Directors.

      3.3 Employee shall be entitled to stock options each year of employment for the term of his employment as set forth in summary in Schedule A. The details of the stock options are set forth in the Company's Employee Stock Option Plan.

      3.4 In addition to the compensation set forth above, Employee shall be entitled to participate in or to receive benefits under all of Company's employee benefit plans made available by Company now or in the future to similarly situated employees, subject to the terms, conditions and overall administration of such plans.

                  (a) Employee shall be entitled to participate in or to receive benefits under all of Company's employee benefit plans made available by Company or in the future to similarly situated employees, subject to the terms, conditions and overall administration of such plans. Including but not limited to 401(k) plans, IRA plans, E.R.I.S.A Plans, any other retirement or benefit plans that the Company has made available to similarly situated employees.

                  (b) Upon receipt of the bills or other evidence of expenses, Company shall reimburse Employee for all medical, dental and hospital expenses incurred by Employee for

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himself and for his dependant(s), if any, pursuant to the medical care plan adopted by the Company.

4. EXPENSES. Company shall reimburse Employee for all reasonable business related expenses incurred by Employee in the course of his normal duties on behalf of the Company. In compensating Employee for expenses, the ordinary and usual business guidelines and documentation requirements shall be adhered to by Company and Employee.

      (a) Employee will be required to incur travel, meals, entertainment and other business expenses on behalf of the Company in the performance of Employee's duties hereunder. Company will reimburse Employee for all such reasonable business expenses incurred by Employee in connection with Company's business upon presentation of receipts or other acceptable documentation of the expenditures.

5. VACATION. Employee shall be entitled to the period of vacation set forth on SCHEDULE A to this Agreement. Vacation should be taken at such times as may be convenient to Company and Employee. Any vacation time not used in any one year may be carried forward to subsequent employment years. For purposes of this Agreement, "employment years" shall mean the successive one
(1) year periods beginning on the Effective Date of this Agreement and on each anniversary date of the Effective Date of this Agreement during the term of this Agreement.

6. ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS. As consideration for your employment with Company, Employee covenants and agrees as follows:

      (a) Employee will make prompt and full disclosure to the Company of any discovery, processes, inventions, patents, computer software, copyrights, trademarks and other intangible rights (collectively referred to as "Intellectual Property") that may be conceived, made, improved upon, developed, or participated by Employee, solely or jointly, in the course of, arising from or relating to any Intellectual Property Rights of the Company, or his employment with the Company or any affiliate of the Company (the "Work Products").

      (b) The Company will hold all Intellectual Property Rights in respect of the Work Products for the exclusive benefit of the Company and Employee agrees not to claim or apply for registration or challenge the Company's registration of, any such Intellectual Property Rights. Employee's acceptance of the terms of this Agreement constitutes an absolute, unconditional and irrevocable assignment, transfer and conveyance of all past, present and future right, title, benefit and interest in and to all Intellectual Property Rights in respect of the Work Products. Employee hereby waives, in favor of the Company, all claims of any nature whatsoever that Employee now or hereafter may have for infringement of any Intellectual Property Rights for the Work Products so assigned to the Company. To the extent that copyright may subsist in the Work Products, Employee hereby waives all past, present and future moral rights he may have.

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      (c) The Work Products and all related Intellectual Property Rights will be the absolute and exclusive property of the Company. The Company may apply for patent, copyright or other intellectual property protection in the Company's name or, where such procedure is proper, in Employee's name, anywhere in the world. Employee will, at the Company's request, execute all documents and do all such acts and things considered necessary by the Company to obtain, confirm or enforce any Intellectual Property Rights in respect of the Inventions. In case the Company requires, but is unable to secure Employee's signature for any such purpose in a timely manner, Employee hereby irrevocably designate and appoint the Company and any duly authorized officer or agent of the Company as Employee's agent and attorney, to act for Employee and in Employee's behalf an stead to execute any such documents and to do all other lawfully permitted acts to carry out the intent of this provision, with the same legal force and effect as if executed or done by Employee. This power of attorney is coupled with an interest.

7.    DISABILITY OF EMPLOYEE.

      7.1 Employee shall be considered disabled if, due to illness or injury, either physical or mental, Employee is unable to perform Employee's customary duties as an employee of Company for more than thirty (30) days in the aggregate out of a period of twelve (12) consecutive months. The disability shall be determined by a certification from a physician.

      7.2 If Employee is determined to be disabled, Company shall continue to pay Employee's base salary for the initial ninety (90) days of "disability." The continuation of the salary compensation after the initial ninety (90) days shall be determined by the Board of Directors of the Company.

8.    TERMINATION BY COMPANY.

      8.1 Unless terminated earlier as provided in this Agreement, Employee shall be employed for a term set forth in SCHEDULE A. Thereafter, the employment term shall continue on an at will basis until terminated at the option of Company or Employee upon thirty (30) days prior written notice. This Agreement may be terminated at any time by written agreement between the parties, or as provided in Section 8.2 below. This Agreement will terminate immediately upon Employee's death.

      8.2 Company may terminate this Agreement for cause at any time without notice. For purposes of this Agreement, the term "cause" shall include, but not be limited to, the following: a material breach of or failure to perform any covenant or obligation in this Agreement, disloyalty, dishonesty, neglect of duties, unprofessional conduct, acts of moral turpitude, disappearance, felonious conduct or fraud, the use of illegal drugs or the habitual and disabling use of alcohol and drugs, embezzlement or similar conduct.

9. NOTICE. Any notice, request, demand, or other communication given pursuant to the terms of this Agreement shall be deemed given upon delivery, if hand delivered, or

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forty-eight (48) hours after deposit in the United States mail, postage prepaid, and sent certified or registered mail, return receipt requested, correctly addressed to the addresses of the parties indicated below or at such other address as such party shall in writing have advised the other party.

If to Company:    Mirage Holdings, Inc.
                  233 Wilshire Blvd., Suite 510
                  Santa Monica, CA 90404
                  Attn.: Najeeb Ghauri, President


Copy to:          Horwitz & Beam
                  Two Venture Plaza, Suite 350
                  Irvine, CA 92618
                  Attn.: Lawrence W. Horwitz, Esq.

If to Employee:   ________________________
                  ________________________
                  ________________________

Copy to:          ________________________
                  ________________________
                  ________________________

10. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto their respective devisees, legatees, heirs, legal representatives, successors, and permitted assigns. The preceding sentence shall not affect any restriction on assignment set forth elsewhere in this Agreement.

11. ARBITRATION. If a dispute or claim shall arise with respect to any of the terms or provisions of this Agreement, or with respect to the performance by either of the parties under this Agreement, other than a dispute with respect to Section 2 of this Agreement, then either party may, with notice as herein provided, require that the dispute be submitted under the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). Each party shall bear one-half (1/2) of the cost of appointing the arbitrator and of paying such arbitrator's fees. The written decision of the arbitrator(s) ultimately appointed by or for both parties shall be binding and conclusive on the parties. Judgment may be entered on such written decision of the single arbitrator in any court having jurisdiction. Any arbitration undertaken pursuant to the terms of this section shall occur in the county of the Company's office in Los Angeles, California.

12. ASSIGNMENT. Subject to all other provisions of this Agreement, any attempt to assign or transfer this Agreement or any of the rights conferred hereby, by judicial process or

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otherwise, to any person, firm, Company, or corporation without the prior written consent of the other party, shall be invalid, and may, at the option of such other party, result in an incurable event of default resulting in termination of this Agreement and all rights hereby conferred.

13. CHOICE OF LAW. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

14. INDEMNIFICATION. Company shall indemnify, defend and hold Employee harmless, to the fullest extent permitted by law, for all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney's fees that Employee shall incur or suffer that arise from, result from or relate to the discharge of Employee's duties under this Agreement.

15. ENTIRE AGREEMENT. Except as provided herein, this Agreement, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations, or agreements and all other oral, written, or other communications between them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements, or understandings, oral or written, between and among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

16. SEVERABILITY. If any provision of this Agreement is unenforceable, invalid, or violates applicable law, such provision, or unenforceable portion of such provision, shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

17. CAPTIONS. The captions in this Agreement are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Agreement or the relationship of the parties, and shall not affect this Agreement or the construction of any provisions herein.

18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. 19. MODIFICATION. No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

20. ATTORNEYS' FEES. Except as otherwise provided herein, if a dispute should arise between the parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees exclusive of such amount of attorneys' fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

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21.   TAXES. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the party required to withhold such tax shall furnish to the party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

22. NOT FOR THE BENEFIT OF CREDITORS OR THIRD PARTIES. The provisions of this Agreement are intended only for the regulation of relations among the parties. This Agreement is not intended for the benefit of creditors of the parties or other third parties and no rights are granted to creditors of the parties or other third parties under this Agreement. Under no circumstances shall any third party, who is a minor, be deemed to have accepted, adopted, or acted in reliance upon this Agreement.

23. FACSIMILE SIGNATURES. Facsimile signatures shall be acceptable and binding as originals.

24. CONFLICT WAIVER. Both Employee and the Company (the "Parties") hereby agree and acknowledge that the law firm of Horwitz and Beam ("H&B"), which represents the Company, has drafted this Agreement. The Parties hereto further acknowledge that they have been informed of the inherent conflict of interest associated with the drafting of this Agreement by H&B and waive any action they may have against H&B regarding such conflict. The Parties have been given the opportunity to consult with counsel of their choice regarding their rights under this Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date.

"Company"                                    "Employee"

Mirage Holdings, Inc.,                       Najeeb Ghauri
a Nevada corporation

/s/Najeeb Ghauri                            /s/Najeeb Ghauri
----------------------                      -------------------
BY:   Najeeb U. Ghauri
ITS:  President


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                                   SCHEDULE A

EMPLOYEE'S NAME:  Najeeb Ghauri

EFFECTIVE DATE AND TERM: Effective date of Employment shall be as of April 17, 1999 for a period of three years from the effective date.

POSITION:         Chief Executive Officer, President and
                  interim Chief Financial Officer

SALARY:           $100,000 per year.

STOCK OPTION:

Specific terms as detailed in the Employee Stock Option Plan with general terms as follows:

      (a) On May 18, 1999, Employee shall be issued 150,000 shares of common stock of the Company with Rule 144 restriction at an exercise price of $1.50 per share;
      (b) On May 18, 2000, Employee shall be issued 150,000 shares of common stock of the Company with Rule 144 restriction at an exercise price of $2.50 per share;
      (c) On May 18, 2001, Employee shall be issued 150,000 shares of common stock of the Company with Rule 144 restriction at an exercise price of $3.50 per share;

PAID VACATION:    Two weeks paid vacation.


"Company"                                    "Employee"

Mirage Holdings, Inc.,                       Najeeb Ghauri
a Nevada corporation


/s/Najeeb Ghauri                            /s/Najeeb Ghauri
-----------------------                     ---------------------
BY:   Najeeb U. Ghauri
ITS:  President


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